                      HIGH-SHEAR  TECHNOLOGY CORPORATION
                             24225  GARNIER STREET
                        TORRANCE, CALIFORNIA 90505-5323

                      ----------------------------------

                        ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD OCTOBER 21, 1996

                      ----------------------------------

                                PROXY STATEMENT


GENERAL INFORMATION

      This Proxy Statement is furnished by the Board of Directors of Hi-Shear Technology Corporation ("Hi-Shear" or the "Company"), a Delaware corporation, to be used in voting at the Annual Meeting of Stockholders to be held at 9:30 a.m., local time, October 21, 1996 at the Radisson Plaza Hotel, 1400 Parkview Avenue, Manhattan Beach, California, and at any adjournment of such meeting (collectively the "Annual Meeting"). The Annual Meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The proxy statement, the accompanying proxy card and the Notice of Annual Meeting of Stockholders are provided to stockholders beginning on or about September 24, 1996.

RECORD DATE AND OUTSTANDING SHARES

      The record date for determining stockholders entitled to vote at the Annual Meeting is the close of business on August 29, 1996 (the "Record Date"), at which time the Company had issued an outstanding 6,527,000 shares of $.001 par value Common Stock (the "Common Stock"). Each share of Common Stock outstanding on the Record Date is entitled to one vote on each matter presented.

QUORUM REQUIREMENTS

      The presence at the Annual Meeting of Stockholders, in person or by Proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum. The holder of each share of Common Stock held of record on the Record Date is entitled to one vote on each matter to be considered at the Annual Meeting of Stockholders.

      The giving of the enclosed proxy does not preclude the right to vote in person should the stockholder giving the proxy so desire. A proxy may be revoked at any time prior to its exercise by delivering a written statement to the Secretary of the Company that the proxy is revoked, by presenting to the Company a later-dated proxy executed by the person executing the prior proxy, or by attending the Annual Meeting and voting in person.

                             ELECTION OF DIRECTORS

      The Bylaws of Hi-Shear Technology Corporation authorize the Board of Directors to fix the number of directors up to a maximum of seven (7) directors. The Board of Directors has currently fixed the number of directors at four (4), all of whom will be elected at the Annual Meeting of Stockholders. Shares of Common Stock cannot be voted for more than four (4) Directors and each will be elected at the Annual Meeting of Stockholders to hold office until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified.

      All of the four (4) nominees for election to the Board of Directors are members of the current Board of Directors. Each of the nominees named herein has consented to be named in this Proxy Statement and has consented to serve as a Director if elected. However, should any nominee named herein for the office of Directors become unable or unwilling to accept nomination or election, the Board of Directors may recommend an nominate another person in the place and stead of such person. The Board of Directors has no reason to believe that any substitute nominee will be required.

      THOMAS R. MOONEY, 59, joined the Company as President in March 1988. He was elected as a director of the Company in June 1993. Prior to joining the Company, Mr. Mooney served as Vice President of Programs at Quantic Industries, a component supplier and subsystems manufacturer in the ordnance and electronics business, from 1982 to 1988. After retiring from the U.S. Army as a Lieutenant Colonel in 1979, Mr. Mooney served as a Program Manager for Thiokol Corporation. He is a graduate of the U.S. Military Academy and holds a Masters of Science in Physics from Penn State University and a Masters of Business Administration from Old Dominion University.

      GEORGE W. TRAHAN, 48, joined the Company as Vice President, Finance and Administration, in July 1990 and was elected as a director, Chief Financial Officer and Treasurer of the Company in June 1993. Before joining the Company, he served as Vice President, Finance, of Cherry Fasteners, a division of Textron, Inc., a leading supplier to the commercial corporate headquarters of Textron advising management regarding strategic planning, capital investment and acquisitions. Prior to that, he was Manager of Corporate Audit for Textron's international operations. Mr. Trahan received his Bachelor of Science in Industrial Engineering from Clarkson University and has attended the Harvard Advanced Management Program.

      DAVID W. EINSEL, 67, joined the Company as a director in March 1994. He served in the U.S. Army from 1950 to 1989, retiring with the rank of Major General. As a general officer, Mr. Einsel served as the Deputy Commander, Army Research and Development Command, Deputy and Assistant Secretary Defense for Atomic Energy and served on the President's Task Force for Reorganization of Nuclear Weapons Employment. After retiring from the Army in 1989, he served as a National Intelligence Expert at large to the Director of the Central Intelligence Agency. Mr. Einsel was elected to the U.S. Army Chemical Corps Hall of Fame.

      JACK BUNIS, 61, joined the Company as a Director in September 1996. He is currently the Founder and Principal of a management consulting firm, Bunis & Associates. Most recently, Mr. Bunis was the Chairman, President, and Chief Executive Officer of Cair Systems, Inc., an Orange County based provider of information and automation services to the insurance and health care industries. Previously, Mr. Bunis held the position of Senior Vice President and Chief Operating Officer at Mitchellmatix, a division of Cordura Corporation acquired by International Thomson Organization, LTD.

BOARD OF DIRECTORS AND COMMITTEES

      The Board of Directors meets during its fiscal year to review significant developments affecting the Company and to act on matters requiring board approval. The Board of Directors met four times and acted by unanimous written consent three times during the 1996 fiscal year. During such period, all members of the Board participated in at least 75% of all Board and applicable committee meetings.

      The Board of Directors has established audit, executive, compensation and nominating committees to devote attention to specific subjects and to assist it in the discharge of its responsibilities. The functions of those committees, their members and the number of meetings held during the 1996 fiscal year are described below:

      AUDIT COMMITTEE. The Audit Committee was established to recommend to the Board of Directors the appointment of the firm selected to be the independent public accountants for the Company and monitor the performance of such firm; to review and approve the scope of the annual audit and quarterly reviews and evaluate with the independent public accountants the Company's annual audit and annual financial statements; to review with management the status of the internal accounting controls; to evaluate any problem areas having a potential financial impact on the Company which may be brought to its attention by management, the independent public accountants or the Board of Directors; and to evaluate all public financial reporting documents of the Company. Messrs. David
W. Einsel and Jack Bunis are members of the Audit Committee. The Audit Committee met once during the fiscal year.

      EXECUTIVE COMMITTEE. The Executive Committee is empowered to act in lieu of the Board of Directors on any matter except that for which the Board of Directors has specifically reserved authority to itself and except for those matters specifically reserved to the full Board of Directors by law. Messrs. Thomas R. Mooney and George W. Trahan are members of the Executive Committee. The Executive Committee met five times during the fiscal year.

      COMPENSATION AND OPTIONS COMMITTEE. The Compensation and Options Committee is responsible for making recommendations to the Board of Directors concerning the annual compensation of all officers and key employees. The Options Committee develops and administers incentive plans, including the Company's 1994 Stock Option Plan. Messrs. David W. Einsel and Jack Bunis are members of the Compensation Committee, which did not meet during the year. Messrs. Thomas R. Mooney and George W. Trahan are members of the Options Committee, which met two times during the fiscal year.

      NOMINATING COMMITTEE. The Nominating Committee was established to recommend and nominate qualified persons to serve as independent directors of the Company. Messrs. David W. Einsel and Jack Buins are members of the Nominating Committee. The Nominating Committee has not adopted procedures for the consideration of nominees recommended by security holders. The Nominating Committee met once during the fiscal year.

      The Company pays annual director's fee of $1,000 for each meeting of the Board of Directors or separate committee meetings attended by each independent director, and reimbursement of costs and expenses of all directors for attending such meetings.

                      EXECUTIVE OFFICERS AND KEY EMPLOYEES

      The Executive Officers serve at the discretion of the Company's Board of Directors. For biographical information regarding Messrs. Mooney and Trahan, who are nominees for Director of the Company, see "Election of Directors".

KEY EMPLOYEES

      JOHN J. WENCKUS, 41, has served the Company as Vice President, Operations since 1990 and is the Vice President and General Manager of the Aerospace and Defense Division. Mr. Wenckus joined the Company in 1978 and has served the Company as a Project Engineer, Program Manager, and Director of Manufacturing before being promoted to his current position. He holds a Bachelor of Science in Mechanical Engineering from the Massachusetts Institute of Technology.

      MICHAEL D. PATTISON, 36, has served the Company as Vice President of Business Development and Contracts since October 1995. He joined the Company as Director of New Business and Development in 1993. Mr. Pattison holds a Bachelor of Science degree in Engineering from Auburn University and Masters degree in Business Administration from Pepperdine University .

      G.B. LITTLE, 56, has served the Company as Chief Scientist since 1989. Mr. Little joined the Company in 1959 and has served the Company as Vice President of Electronic Engineering, Senior Project Engineer and Design Engineer. Mr. Little holds a Bachelor of Science in Electrical Engineering from the University of California at Berkeley.

      LINDA A. NESPOLE, 34, joined the Company in 1989 and has served as Manager, Human Resources before being named Director of Human Resources and Corporate Secretary of the Company in January 1994. Prior to her association with the Company, Ms. Nespole was the Assistant Personnel Director for Saks Fifth Avenue, Beverly Hills, from 1986-1989. She holds a Bachelor of Arts degree in Communications from the University of California, Santa Barbara, a certificate in Human Resources Management from Loyola Marymount University.


                           SUMMARY COMPENSATION TABLE

      The following table sets forth the annual and long-term cash and non-cash compensation paid by the Company for services rendered in all capacities during the fiscal years ended May 31, 1994, 1995 and 1996 to those persons who were, as of May 31, 1996, President and the other most highly compensated officers of the Company whose total annual salary and bonus exceeded $100,000 during the fiscal year ended May 31, 1996 (the "Named Officers"):

- ------------------------------------------------------------------------------------------------------------------------------------
                                                                              Long Term Compensation
                                                                       ------------------------------------
                                      Annual Compensation                     Awards                Payout
- ------------------------------------------------------------------------------------------------------------
 Name and Principal     Fiscal    Salary($)    Bonus($)    Other($)    Restricted    Options/        LTIP             All Other
      Position           Year                                            Stock        SARs(#)      Payout($)         Compensation
                                                                       Award(s)($)                                      ($)(1)
- ------------------------------------------------------------------------------------------------------------------------------------
Thomas R. Mooney,       1996      250,000        -0-         -0-           -0-          -0-           -0-                -0-
President               1995      250,000        -0-         -0-           -0-          -0-           -0-                -0-
                        1994      250,000        -0-         -0-           -0-          -0-           -0-                -0-
- ------------------------------------------------------------------------------------------------------------------------------------
George W. Trahan,       1996      205,000        -0-         -0-           -0-          -0-           -0-                -0-
Executive Vice          1995      205,000        -0-         -0-           -0-          -0-           -0-                -0-
President, CFO          1994      205,000        -0-         -0-           -0-          -0-           -0-                -0-
 -----------------------------------------------------------------------------------------------------------------------------------
John J. Wenckus         1996      112,000        -0-         -0-           -0-         5,000          -0-                -0-
Vice President,
General Manager
Aerospace &
Defense
- ------------------------------------------------------------------------------------------------------------------------------------

- --------------------
  (1) The remuneration described in the table does not include the cost to the Company of benefits furnished to the Named Officers, including premium for health insurance and other personal benefits provided to such individuals in connection with their employment, The value of such benefits cannot be precisely determined; however, the Named Officers did not receive other compensation in excess of the lesser of $50,000 or 10% of such officers' cash compensation.

      Effective June 1993, the Company entered into five-year employment agreements with Messrs. Mooney and Trahan, with initial base annual salaries of $250,000 and $205,000 per year, respectively. In addition, Messrs. Mooney and Trahan are eligible to participate in the Company's incentive compensation program including the Stock Option Plan and Bonus Pool Compensation Program.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the ownership of the Company's Common Stock as of August 29, 1996 by (i) each person known to the Company to own beneficially more than 5% of the outstanding shares of the Common Stock, (ii) each director, including the nominees for Director and each Named Officer, and (iii) all Executive Officers and Directors as a group:

                                                                            Percentage of
                                           Shares of Common Stock             Outstanding
                                          Stock  Beneficially Owned         Common Stock (2)
                                          -------------------------         ----------------
Thomas R. Mooney.......................            2,720,000                      41.0
George W. Trahan.......................            2,205,630                      33.3
David W. Einsel........................                6,000                       *
Jack Bunis.............................                3,000 (3)                   *
All Executive Officers and Directors
    as a group (4 persons).............            4,934,630                      74.3

- ----------------------
*Less than 1% of the outstanding shares of Common Stock

  (1) The address for each of the named persons is c/o Hi-Shear Technology Corporation, 24225 Garnier Street, Torrance, CA 90505-5323. The named persons possess sole voting and investment power with respect to the shares listed (except to the extent authority is shared with spouses under applicable law).

  (2) Based on 6,631,500 shares of Common Stock outstanding as of the date of this Proxy Statement.

  (3) Represents shares of Common Stock which can be acquired within 6 months from the date of this Proxy Statement.


                            APPOINTMENT OF AUDITORS

      The Board of Directors has appointed McGladrey & Pullen, LLP, an independent public accounting firm, to examine the financial statements of the Company for the fiscal year ended May 31, 1996. This appointment became effective in June 1996 as a result of a recommendation by the Audit Committee. A representative from McGladrey & Pullen, LLP is expected to be available for the Annual Shareholders Meeting and will be provided with an opportunity to make a statement in person or respond to appropriate questions from stockholders.


                                 ANNUAL REPORT

      A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING FINANCIAL STATEMENTS AND NOTES THERETO, IS BEING MAILED TO EACH STOCKHOLDER TOGETHER WITH THIS PROXY STATEMENT. ADDITIONAL COPIES OF THE ANNUAL REPORT MAY BE OBTAINED BY STOCKHOLDERS WITHOUT CHARGE BY WRITING TO THE ATTENTION OF LINDA A. NESPOLE, CORPORATE SECRETARY AT THE ADDRESS OF THE COMPANY SET FORTH ON THE COVER OF THIS INFORMATION STATEMENT.


                      COMPLIANCE WITH SECTION 16(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and certain of its officers, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10 percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during the year ended May 31, 1996, all filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied.

                 OTHER MATTERS THAT MAY COME BEFORE THE MEETING

      As of the date of this Proxy Statement, the Board of Directors knows of no other business that will be presented by management for consideration at the meeting. If any other business properly comes before the meeting, the proxy holders intend to vote the proxies as recommended by the Board.


                 STOCKHOLDER PROPOSALS FOR 1996 ANNUAL MEETING

      Stockholder proposals intended to be presented at the 1997 Annual Meeting of Stockholders must be received by the Company not later than June 3, 1997. Such proposal must set forth (i) a brief description of the business desired to be brought before the meeting; (ii) the stockholder's name and address as they appear on the Company's records; (iii) the number of shares of common stock beneficially owned by the stockholder; and (iv) any material interest of the stockholder in such business. Such proposals should be addressed to the Secretary of the Company.


                            SOLICITATION OF PROXIES

      The costs of this solicitation will be borne by the Company. Proxy solicitations will be made by mail and also may be made by personal interview, telephone, facsimile transmission and telegram on behalf of the Company by officers and regular employees of the Company, banks, brokerage houses, nominees and other fiduciaries may be requested to forward the proxy soliciting material to the beneficial owners and to obtain authorization for the execution of proxies The Company will, upon request, reimburse such parties for their reasonable expenses in forwarding proxy materials to the beneficial owners.


                              By the order of the Board of Directors,



                              Thomas R. Mooney
                              Chairman & President

                       HI-SHEAR TECHNOLOGY CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                        ANNUAL MEETING OF STOCKHOLDERS

                           MONDAY, OCTOBER 21, 1996

   The undersigned hereby appoints THOMAS R. MOONEY and GEORGE W. TRAHAN, and each of them, with power of substitution, as proxies to represent the undersigned at the Annual Meeting of Stockholders to be held on Monday, October 21, 1996 at 9:30 A.M., and at any adjournment thereof, and to vote all the shares of stock the undersigned would be entitled to vote if personally present at the meeting as indicated on the reverse side of this proxy:

               (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                                                              [SEE REVERSE SIDE]
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

- --------------------------------------------------------------------------------
       Please mark your
A [X]  votes as in this
           example

1.  Election of Directors

    FOR all nominees       WITHHOLD AUTHORITY    NOMINEES:  Thomas R. Mooney
     listed at right        to vote for all                 George W. Trahan
       (except as           nominees listed                 David W. Einsel
    indicated below)           at right                     Jack Bunis

           [_]                     [_]

    (Instruction: To withhold authority to vote for any individual nominees, write that nominee's name on the line provided below)

    ----------------------------------------------------------------------------

2. In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO CONTRARY INSTRUCTION IS GIVEN, THE SHARES WILL BE VOTED FOR THE ELECTION OF DIRECTORS.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.


Signature(s)                                     DATE
            --------------------------------         ---------------------------
                                                       (Please date this Proxy)

NOTE: (Please date, sign exactly as name appears hereon and send promptly. If the stock is undersigned in the names of two or more persons, each should sign. When signing as Corporate Officer, Attorney, Executor, Administrator, Trustee or Guardian, please give full title. Please note any change in your address alongside the address as it appears hereon.)

- --------------------------------------------------------------------------------